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                                                                    EXHIBIT 99.1




                         MAGELLA HEALTHCARE CORPORATION

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                                                            MARCH 31, 2001
                                                         ---------------------
                                                            (IN THOUSANDS)

ASSETS
Current assets:

     Cash and cash equivalents .....................            $    997
     Accounts receivable, net ......................              11,867
     Prepaid expenses ..............................               1,032
     Deferred income taxes .........................               5,673
                                                                --------
         Total current assets ......................              19,569

Property and equipment, net ........................               4,029
Goodwill and other assets, net .....................             101,669
                                                                --------
         Total assets ..............................            $125,267
                                                                ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:

     Line of credit ................................            $ 26,600
     Current portion of capital lease obligations ..                 224
     Current portion of long-term debt .............               8,250
     Accounts payable and accrued expenses .........               4,772
     Income taxes payable ..........................               2,658
                                                                --------
         Total current liabilities .................              42,504
                                                                --------

Long term debt .....................................              15,238
Deferred income taxes ..............................               1,628
Capital lease obligations ..........................                 364
                                                                --------
         Total liabilities .........................              59,734
                                                                --------
Commitments and contingencies

Series A convertible preferred stock ...............                  42
Additional paid-in capital .........................              41,739
Shareholders' equity:
     Common stock ..................................                 446
     Additional paid-in capital ....................              17,492
     Retained earnings .............................               5,814
                                                                --------
         Total shareholders' equity ................              23,752
                                                                --------
         Total liabilities and shareholders' equity             $125,267
                                                                ========

                 The accompanying notes are an integral part of
                these condensed consolidated financial statements


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                         MAGELLA HEALTHCARE CORPORATION

                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)


                                                                               THREE MONTHS ENDED
                                                                                   MARCH 31,
                                                                            --------------------------
                                                                             2001               2000
                                                                            -------            -------

                                                                                  (IN THOUSANDS)
Net patient service revenue ....................................            $23,507            $17,977
Operating expenses:
   Salaries and benefits .......................................             13,808             10,780
   Supplies and other operating expenses .......................              2,010              1,708
   Depreciation and amortization ...............................              1,683              1,526
                                                                            -------            -------
         Total operating expenses ..............................             17,501             14,014
                                                                            -------            -------
         Income from operations ................................              6,006              3,963
Interest expense, net ..........................................                840                886
                                                                            -------            -------
         Income before income taxes ............................              5,166              3,077
Income tax provision ...........................................              2,170              1,292
                                                                            -------            -------

     Net income ................................................            $ 2,996            $ 1,785
                                                                            =======            =======



                 The accompanying notes are an integral part of
                these condensed consolidated financial statements



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


                         MAGELLA HEALTHCARE CORPORATION

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


                                                                                              THREE MONTHS ENDED
                                                                                                   MARCH 31,
                                                                                          ----------------------------
                                                                                            2001                 2000
                                                                                          --------             --------

                                                                                                   (IN THOUSANDS)

Cash flows from operating activities:
     Net income ...............................................................           $  2,996             $  1,785
     Adjustments to reconcile net income to net cash provided from operating activities:
         Depreciation and amortization ........................................              1,683                1,526
         Debt issuance amortization ...........................................                 40                   37
         Changes in assets and liabilities:
              Accounts receivable .............................................              1,317                  212
              Prepaid expenses and other current assets .......................               (648)                  90
              Accounts payable and accrued expenses ...........................             (2,881)              (1,118)
              Income taxes payable ...........................................               1,074                  683
                                                                                          --------             --------
                  Net cash provided from operating activities .................              3,581                3,215
                                                                                          --------             --------
Cash flows from investing activities:

     Physician group acquisition payments .....................................             (3,350)              (7,120)
     Purchase of property and equipment .......................................               (448)                (334)
                                                                                          --------             --------
                  Net cash used in investing activities .......................             (3,798)              (7,454)
                                                                                          --------             --------
Cash flows from financing activities:

     Redemption of common stock from stockholder ..............................                 --                 (788)
     Proceeds from long-term debt .............................................             12,400                6,900
     Payments on long-term debt ...............................................            (11,100)              (1,528)
     Payments of capital lease obligations ....................................                (86)                 (85)
                                                                                          --------             --------
                  Net cash provided from financing activities .................              1,214                4,499
                                                                                          --------             --------
Net increase in cash and cash equivalents .....................................                997                  260
Cash and cash equivalents at beginning of period ..............................                 --                  478
                                                                                          --------             --------
Cash and cash equivalents at end of period ....................................           $    997             $    738
                                                                                          ========             ========



                 The accompanying notes are an integral part of
                these condensed consolidated financial statements



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


                         MAGELLA HEALTHCARE CORPORATION

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2001
                                   (UNAUDITED)

1.       BASIS OF PRESENTATION:

         The accompanying unaudited condensed consolidated financial statements of MAGELLA Healthcare Corporation (the "Company" or "Magella") presented herein do not include all disclosures required by generally accepted accounting principles for complete financial statements. In the opinion of management, these financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of interim periods.

         The results of operations for the three months ended March 31, 2001 are not necessarily indicative of the results of operations to be expected for the year ended December 31, 2001.

2.       BUSINESS ACQUISITIONS:

         In January 2001, the Company completed the acquisition of a neonatology group practice. Total consideration and related costs for this acquisition approximated $4.5 million, consisting of $3.2 million in cash and $1.3 million in convertible subordinated notes.

         The Company accounts for acquisitions using the purchase method of accounting and the excess of cost over fair value of net assets acquired is amortized on a straight-line basis over 25 years. The results of operations of acquired practices have been included in the consolidated financial statements from the dates of acquisition.

3.       ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

         Accounts payable and accrued expenses consist of the following:

                                                    MARCH 31,
                                                      2001
                                                ----------------
                                                 (IN THOUSANDS)

         Accounts payable .................            $  790
         Accrued salaries and bonuses .....             1,136
         Accrued payroll taxes and benefits             1,279
         Other accrued expenses ...........             1,567
                                                       ------
                                                       $4,772
                                                       ======

4.       CONVERTIBLE SUBORDINATED NOTES

         In January 2001, the Company retired $1.6 million of 6% convertible subordinated notes which were initially due on December 31, 2003.

5.       SUBSEQUENT EVENTS

         On May 8, 2001, holders of $5 million of 3% convertible subordinated notes elected to convert their notes into 5 million shares of Magella common stock.

         On May 14, 2001 the Company accelerated the vesting of all outstanding stock options. As a result the Company incurred compensation expense of approximately $12 million.

         On May 15, 2001, the Company completed its merger with Pediatrix Medical Group, Inc. ("Pediatrix") which was previously announced on February 15, 2001.


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



                         MAGELLA HEALTHCARE CORPORATION

       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                                   (UNAUDITED)

         Under the terms of the merger agreement, Pediatrix issued approximately
         7.3 million shares of Pediatrix common stock in exchange for all outstanding shares of Maqella capital stock (including shares of Magella non-voting common stock that were issued upon the exercise immediately prior to the merger of substantially all outstanding warrants of Magella), and assumed certain obligations to issue up to
         1.39 million shares of Pediatrix common stock pursuant to Magella stock option plans. Pediatrix also guaranteed approximately $16.0 million of Magella's convertible subordinated notes which are convertible into approximately 600,000 shares of Pediatrix common stock.

         Additionally, Pediatrix repaid approximately $23.5 million of Magella's bank debt and approximately $2,446,000 of Magella's convertible subordinated notes in connection with the merger.


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